U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                                 IMERGENT, INC.
             (Exact name of registrant as specified in its charter)
                                 ---------------

               Delaware                                     87-0591719
       ------------------------                         -------------------
       (State of incorporation)                          (I.R.S. Employer
                                                        Identification No.)

                           754 EAST TECHNOLOGY AVENUE
                                OREM, Utah 84097
                                 (801) 227-0004
   --------------------------------------------------------------------------
    (Address and telephone number of registrant's principal executive offices and principal place of business)


                           2003 EQUITY INCENTIVE PLAN
                           --------------------------
                            (Full Title of the Plan)


                                 DONALD L. DANKS
                           754 EAST TECHNOLOGY AVENUE
                                OREM, Utah 84097
                                 (801) 227-0004
            ---------------------------------------------------------
            (Name, Address and telephone number of agent for service)

                                   Copies to:

                             _______________________
                           __________________________
                          _____________________________
                        ________________________________
                                ________________


                                             Calculation of Registration Fee
----------------------------------------------------------------------------------------------------------------------
       Title of Each Class             Amount         Proposed Maximum      Proposed Maximum          Amount of
          Of Securities                 To Be          Offering Price          Aggregate            Registration
        To Be Registered             Registered          Per Share           Offering Price              Fee
---------------------------------- ---------------- --------------------- --------------------- ----------------------
Common Stock, Par Value $0.001        1,000,000           $10.32               $10,320,000             $1,307.54
---------------------------------- ---------------- --------------------- --------------------- ----------------------

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C. Pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, the registration fee has been calculated based upon a price of $10.32 per share, the closing price of the common stock on November 5, 2004 as reported on the American Stock Exchange.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933.

Item 2. Registrant Information and Employee Plan Annual Information.

         See response to Item 1. above.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission ("SEC") are incorporated herein by reference:

         (a) Registrant's latest Annual Report on Form 10-K for the year ended June 30, 2004 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act");

         (b) Registrant's Current Report on Form 8-K filed with the SEC on September 8, 2004;

         (c) Registrant's Current Report on Form 8-K filed with the SEC on October 26, 2004;

         (d) Registrant's latest Quarterly Report on Form 10-Q for the three months ended September 30, 2004 filed pursuant to
                  Section 13(a) or 15(d) of the Exchange Act;

         (d) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregistered all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; and

         (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

         Not applicable.


Item 5. Interest of Named Experts and Counsel.

         Not applicable.


Item 6. Indemnification of Directors and Officers.

         Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to a corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Registrant has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Registrant and its stockholders for monetary damages for breach or alleged breach of their duty of care.

         Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, employees and agents of a corporation. The Registrant's Certificate of Incorporation provides for indemnification of its directors, officers and employees to the fullest extent permitted by Delaware law. The Registrant is also authorized to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Registrant has entered into agreements with its directors that require it to indemnify such persons to the fullest extent permitted by its Certificate of Incorporation and Delaware law. The agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.


Item 7. Exemption from Registration Claimed.

         Not applicable.


Item 8. Exhibits.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


Item 9. Undertakings.

            A.  Rule 415 Undertakings

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. Subsequent Exchange Act Filing Undertakings

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Indemnification Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form S-8 and have authorized this registration statement to be signed on our behalf by the undersigned, in the city of Orem, Utah, on November 5, 2004.

                                         IMERGENT, INC.
                                         A Delaware Corporation

                                         By:  /s/ Donald L. Danks
                                              ----------------------------------
                                              Donald L. Danks
                                         Its: Chief Executive Officer and
                                              Chairman of the Board of Directors

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Donald L. Danks                                       November 5, 2004
--------------------------------------
Donald L. Danks
Chief Executive Officers and
Chairman of the Board of Directors

/s/ Brandon Lewis                                         November 5, 2004
--------------------------------------
Brandon Lewis
Director and President

/s/ Peter Fredericks                                      November 5, 2004
--------------------------------------
Peter Fredericks
Director

/s/ Thomas Scheiner                                       November 5, 2004
--------------------------------------
Thomas Scheiner
Director

/s/ Gary Gladstein                                        November 5, 2004
--------------------------------------
Gary Gladstein
Director

                                POWER OF ATTORNEY

The persons whose signatures appears below constitute and appoint and hereby authorize Donald L. Danks with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in his capacity as a director, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacity and on the date stated.

/s/ Brandon Lewis                                    November 5, 2004
------------------------------
Brandon Lewis
Director and President

/s/ Peter Fredericks                                 November 5, 2004
------------------------------
Peter Fredericks
Director

/s/ Thomas Scheiner                                  November 5, 2004
------------------------------
Thomas Scheiner
Director

/s/ Gary Gladstein                                   November 5, 2004
------------------------------
Gary Gladstein
Director

                                  EXHIBIT INDEX


             Exhibit
             Number                          Description
             -------                         -----------

             4.1               Imergent, Inc. 2003 Equity Incentive Plan (1)
             5.1               Opinion of Jeffrey G. Korn, esquire
             23.1              See Exhibit 5.1
             23.2              Consent of Grant Thornton LLP
             24.1              Power of Attorney (see signature page)


(1) Incorporated by reference from the annual report on Form 10-K filed by the Registrant on September 10, 2004.